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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-13278, 33-27498, 33-45699, 33-58340, 33-50395, 33-51615,
33-65301, 333-08549, 333-15089, 333-15089-01 through 04 and 333-32909), Form S-4
(Nos. 333-22733, 333-22733-01 and 333-31061), and Form S-8 (Nos. 2-67517,
2-97972, 33-20693, 33-21564, 33-41014, 33-52329, 33-54971, 333-12181, 333-19963,
333-34371, 333-31061 and 333-43959) and in the related Prospectuses of Bankers Trust New York Corporation of our report dated January 23, 1997, (except for
Note 28, as to which the date is March 6, 1997), with respect to the consolidated financial statements of Bankers Trust New York Corporation and Subsidiaries at December 31, 1996 and for each of the two years ended December 31, 1996, prior to their restatement for the 1997 pooling-of-interests with Alex. Brown Incorporated, included in this Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                        /S/ ERNST & YOUNG LLP
                                            ---------------------
                                            Ernst & Young LLP

New York, New York
March 5, 1998


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